As filed with the Securities and Exchange Commission on May 21, 2009

Registration No. 333-578

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Hanover Insurance Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3263626
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

440 Lincoln Street

Worcester, MA 01653

(Address of principal executive offices, including zip code)

The Hanover Insurance Company

Employees’ 401(k) Matched Savings Plan

(Full title of the plan)

J. Kendall Huber

Senior Vice President and General Counsel

440 Lincoln Street

Worcester, MA 01653

(508) 855-1000

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Julie H. Jones, Esq.

Ropes & Gray LLP

One International Place

Boston, MA 02110

617-951-7000

617-951-7050 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐

EXPLANATORY STATEMENT

The Hanover Insurance Group, Inc. (the “Registrant”) is filing this post-effective amendment to deregister certain securities originally registered pursuant to the registration statement on Form S-8 filed on January 24, 1996 (Registration No. 333-578) (the “Prior Registration Statement”), with respect to 2,000,000 shares of Common Stock, par value $.01 per share, of the Registrant (the “Carried Forward Shares”), thereby registered for offer or sale pursuant to The Hanover Insurance Company Employees’ 401(k) Matched Savings Plan (the “Prior Plan”). The Registrant has since merged the Prior Plan into The Hanover Insurance Group Retirement Savings Plan (the “Hanover 401(k) Plan”). No additional shares will be issued under the Prior Plan.

Contemporaneously with the filing of this post-effective amendment, the Registrant is filing a new registration statement on Form S-8 (the “New Registration Statement”), to register the Carried Forward Shares under the Hanover 401(k) Plan.

Pursuant to Instruction E to Form S-8 and Interpretation #90 of Section G in the Securities and Exchange Commission (the “Commission”), Division of Corporation Finance’s Manual of Publicly Available Telephone Interpretations dated July 1997, this post-effective amendment is hereby filed (i) to deregister the Carried Forward Shares and (ii) carry forward the Carried Forward Shares and the registration fees paid in respect thereof from the Prior Registration Statement under the Prior Plan to the New Registration Statement under the Hanover 401(k) Plan.

Item 8. Exhibits.

Exhibit

24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, The Commonwealth of Massachusetts, on this 21st day of May, 2009.

THE HANOVER INSURANCE GROUP, INC.

By:	/s/ EUGENE M. BULLIS
Eugene M. Bullis Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Frederick H. Eppinger	Director, President and Chief Executive Officer (Principal Executive Officer)	May 21, 2009

* Eugene M. Bullis	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2009

* Michael P. Angelini	Director	May 21, 2009

* P. Kevin Condron	Director	May 21, 2009

* Neal F. Finnegan	Director	May 21, 2009

* David J. Gallitano	Director	May 21, 2009

* Gail L. Harrison	Director	May 21, 2009

* Robert J. Murray	Director	May 21, 2009

Signature	Title	Date

* Joseph R. Ramrath	Director	May 21, 2009

* Harriett Tee Taggart	Director	May 21, 2009

The undersigned, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 on behalf of the above-named officers and directors of The Hanover Insurance Group, Inc. on this 21st day of May, 2009, pursuant to powers of attorney executed by such officers and directors, which powers of attorney are filed with the Securities and Exchange Commission as an exhibit to this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8.

*By:	/s/ Eugene M. Bullis
Eugene M. Bullis Attorney-in-Fact

EXHIBIT INDEX

24.1	Powers of Attorney.